As filed with the Securities and Exchange Commission on October 30, 1998
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                      13-3286161
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                 245 Park Avenue
                            New York, New York 10167
                                 (212) 272-2000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         The Bear Stearns Companies Inc.
                            Capital Accumulation Plan
                          For Senior Managing Directors
                              (Full Title of Plan)


                              William J. Montgoris
                             Chief Operating Officer
                         The Bear Stearns Companies Inc.
                                 245 Park Avenue
                            New York, New York 10167
                                 (212) 272-2000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             Gerald S. Backman, P.C.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Each Class of Securities to be     Amount to be        Proposed Maximum       Proposed Maximum          Amount of
               Registered                    Registered(1)      Offering Price Per     Aggregate Offering    Registration Fee(2)
                                                                      Unit(2)               Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share..       115,363               $ 33.66              $ 3,883,119             $ 1,080
===================================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on October 28, 1998.



NYFS04...:\25\22625\0110\27\FRM0148P.48G

                                Explanatory Note
                                ----------------


      This Registration Statement is being filed solely for purposes of registering the Shares for resale by the Selling Shareholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the Shares that have been acquired by the Selling Shareholders.

REOFFER PROSPECTUS


                         THE BEAR STEARNS COMPANIES INC.

                         115,363 SHARES OF COMMON STOCK


      Certain employees of The Bear Stearns Companies Inc., all of whom are named in this Prospectus, are selling for their own accounts up to 115,363 shares of its Common Stock that they acquired pursuant to its Capital Accumulation Plan for Senior Managing Directors. The Bear Stearns Companies Inc. will not receive any of the proceeds from such sales.

      The Selling Shareholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

      The Selling Shareholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by those Selling Shareholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

      Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Shareholders.

      The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On October 29, 1998, the closing price of the Common Stock on the Exchange was $34 1/4 per share.




      Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.











                                October 30, 1998

      You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.


                              --------------------

                                TABLE OF CONTENTS
                                                                 Page
                                                                 ----

Where You Can Find More Information................................2
Certain Definitions................................................3
The Company........................................................4
Selling Shareholders...............................................5
Plan of Distribution...............................................8
Experts............................................................8


                       WHERE YOU CAN FIND MORE INFORMATION


     The Bear Stearns Companies Inc. files annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549, at Seven World Trade Center 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Bear Stearns Companies Inc. has filed with the SEC a registration statement on Form S-8 under the Securities Act, with respect to the Common Stock. This Prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to The Bear Stearns Companies Inc. and the Common Stock, you should consult the registration statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the entities listed above.

     The SEC allows The Bear Stearns Companies Inc. to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     The following documents filed by The Bear Stearns Companies Inc. with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

        (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998;

        (ii) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998 and October 14, 1998; and

        (iii)   the description of the Common Stock, which is registered under
                Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

     The Bear Stearns Companies Inc. will provide without charge to each person to whom a copy of this Prospectus is delivered a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.


                               CERTAIN DEFINITIONS

    Unless otherwise stated in this Prospectus, the "Company" refers to The
Bear Stearns Companies Inc. and its subsidiaries. "Bear Stearns" refers to Bear, Stearns & Co. Inc. "BSSC" refers to Bear Stearns Securities Corp. Bear Stearns and BSSC are subsidiaries of The Bear Stearns Companies Inc.

                                   THE COMPANY

     The Bear Stearns Companies Inc. is a holding company that, through its principal subsidiaries, Bear Stearns and BSSC, is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company's business includes:

     o market-making and trading in corporate, United States Government, government-agency, mortgage- related, asset-backed and municipal securities;

     o trading in equity and debt corporate securities options, futures, foreign currencies, interest-rate swaps and other derivative products;

     o    securities and commodities arbitrage;

     o    securities, options and commodities brokerage;

     o    underwriting and distributing securities;

     o    providing securities clearance services;

     o    financing customer activities;

     o    securities lending;

     o    arranging for the private placement of securities;

     o assisting in mergers, acquisitions, restructurings and leveraged transactions;

     o    providing other financial advisory services;

     o    making principal investments in leveraged acquisitions;

     o    acting as specialist on the floor of the New York Stock Exchange;

     o providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory;

     o    financial market and securities research.


     The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Geneva, Lugano and Shanghai; through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Paris, Sao Paulo, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Madrid and the Philippines. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

     Bear Stearns and BSSC are broker-dealers registered with the SEC. They also are members of the New York Stock Exchange, all other principal United States securities and commodities exchanges, the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York.

     The Bear Stearns Companies Inc. is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.

                              SELLING SHAREHOLDERS

     This Prospectus relates to shares of Common Stock that have been acquired by the Selling Shareholders named below pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors.

     Each of the Selling Shareholders is an employee of The Bear Stearns Companies Inc. or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth the name and principal position or positions over the past three years with the Company of each Selling Shareholder (other than such Selling Shareholder's current position as a Senior Managing Director of Bear Stearns) and (a) the number of shares of Common Stock each Selling Shareholder beneficially owned as of October 14, 1998; (b) the number of shares of Common Stock acquired by each Selling Shareholder pursuant to the Plan and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Shareholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Shareholder pursuant to the Plan and registered hereby. There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder. The address of each Selling Shareholder is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167.

     This table reflects all Selling Shareholders who are eligible to resell and the number of Shares available to be resold by such Selling Shareholders.

                                                    Shares
    Selling Shareholders            Shares        Covered by        Shares Beneficially
       and Principal             Beneficially        This        Owned After This Offering
 Positions with the Company     Owned (1)(2)(3)   Prospectus          Number   Percent
 --------------------------     ---------------  -----------          -------  -------
      Stephen M. Ackerman              1,553         1,553                0       0

      Edward Almeida                   8,834           556            8,278       *

      J. Bradford Barnes                 735           735                0       0

      Jeffrey C. Bernstein            12,298           676           11,622       *

      Denis A. Bovin (a)               3,332         3,332                0       0

      Damion Carufe                    2,078         1,354              724       *

      Vince Cazzetta                   3,146           228            2,918       *

      Daniel A. Celentano             24,216         1,292           22,924       *

      Pasquale Cestaro, III            6,574           646            5,928       *

      Peter D. Cherasia (a)            4,180         3,628              552       *

      Marshall W. Coburn               8,129         8,129                0       0

      Michael Cohen                   10,016           732            9,284       *

      David Connelly                   1,171         1,171                0       0

      Kathleen A. Costine                609           609                0       0

      Daniel R. Delahanty             30,264         1,200           29,064       *

      Yan Erlikh                      13,927         8,129            5,798       *

      Marc H. Feuer                      455           455                0       0

      Michael B. Frankel              18,473           928           17,545       *

      Barry A. Ganz                    2,160         2,160                0       0



                                     5

                                                    Shares
    Selling Shareholders            Shares        Covered by        Shares Beneficially
       and Principal             Beneficially        This        Owned After This Offering
 Positions with the Company     Owned (1)(2)(3)   Prospectus         Number   Percent
 --------------------------     ---------------  -----------         -------  -------

      Bruce E. Geismar (a) (4)        96,026         3,118           92,908       *

      Brian C. Jerome                    847           809               38       *

      Daniel Keating (a) (5)         158,649         2,475          156,174       *

      Frederick N. Khedouri            6,571         1,748            4,823       *

      Curtis S. Lane                   3,626         3,470              156       *

      Andrew F. Lawrence (6)         160,863           788          160,075       *

      Marshall J. Levinson               820           635              185       *

      Anthony J. Magro                 1,233         1,233                0       0

      Thomas Marano                   38,956         9,722           29,234       *

      Dominick J. Mondi                2,416         2,416                0       0

      William J. Montgoris (a)       198,731         6,572          192,159       *
         Chief Operating Officer

      Steven B. Nakovich, Jr.         47,561           814           46,747       *

      Craig M. Overlander              5,977         5,329              648       *

      Aldo Parcesepe                 110,519         3,484          107,035       *

      Terese D. Payne                 81,949         3,111           78,838       *
         (Leave of Absence)

      Edward Raice                     6,712         3,675            3,037       *

      E. John Rosenwald (a) (7)      253,932         1,932          252,000       *

      Michael D. Sargent              72,186         1,219           70,967       *

      Clark Schubach                  25,877           893           24,984       *

      Theodore M. Serure               1,390         1,259              131       *

      Douglas A. Sharon                4,186         4,186                0       0

      David M. Solomon (a)             5,894         5,894                0       0

      Warren Spector (a) (8)         160,737        10,903          149,834       *
         Executive Vice President

      George Spehar                    2,129         1,770              359       *

      Phillip Stern                    3,395           395            3,000       *



----------------------

* Less than one (1%) percent.

(a)   Former member of the Board of Directors of the Company.

1. Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

2. Does not include shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

3. Does not include an aggregate of 8,547,364 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

4. Does not include 924 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

5. Includes 1,962 shares of Common Stock held by Mr. Keating as custodian for his children.

6.   Mr. Lawrence also has a short position of 52,575 shares of Common Stock.

7. Does not include 968 shares of Common Stock owned by Mr. Rosenwald's wife and 316 shares of Common Stock owned by a child, as to which shares Mr. Rosenwald disclaims beneficial ownership.

8. Does not include 551 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

    Shares covered by this Prospectus will be sold by the Selling Shareholders as principals for their own account. The Bear Stearns Companies Inc. will not receive any proceeds from sales of any shares by Selling Shareholders.

     The Selling Shareholders may sell shares pursuant to this Prospectus from time to time in transactions (including one or more block transactions) on the New York Stock Exchange, in the public market off the Exchange, in privately negotiated transactions, or in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Shareholder will be borne by that Selling Shareholder.

     The Selling Shareholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Shareholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this Prospectus to any person who purchases any of the shares from or through such broker or dealer.

     Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Shareholders in connection with sales under this Prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.


                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998, (ii) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998 and October 14, 1998 and (iii) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article VIII of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Registrant's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

     The Registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the Registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

     For the undertaking with respect to indemnification, see Item 9 herein.

Item 7. Exemption from Registration Claimed.

     With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the Registrant claimed an exemption from registration under the Securities Act of 1933, as amended, pursuant to section 4(2) thereof. Such restricted securities were issued to the Selling Shareholders in connection with their deferral of income under the Registrant's Capital Accumulation Plan for Senior Managing Directors.

Item 8. Exhibits.

      4(a)(1)    --     Restated Certificate of Incorporation of the Registrant
                        (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-
                        57083).

      4(a)(2)    --     Certificate of Stock Designation relating to the
                        Registrant's Adjustable Rate Cumulative Preferred Stock,
                        Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No.
                        33-49979)).

      4(a)(3)    --     Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series E
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14,
                        1998).

      4(a)(4)    --     Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series F
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                        1998).

      4(a)(5)    --     Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series G
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                        1998).

      4(b)       --     Amended and Restated By-laws of the Registrant (filed as
                        Exhibit (3)(b) to the Registrant's Quarterly Report on
                        Form 10-Q for the quarterly period ended December 31,
                        1997).

      23         --     Consent of Deloitte & Touche LLP.

      24         --     Power of attorney (included in the signature pages to
                        the Registration Statement).


      An opinion of counsel (Exhibit Number 5) is not being filed since the securities being registered are not original issuance securities.

Item 9. Undertakings.

      The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) to reflect in the Prospectus any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect
            to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such

      Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of October, 1998.


                                    THE BEAR STEARNS COMPANIES INC.

                                    By: /s/ William J. Montgoris
                                        -------------------------------------
                                        William J. Montgoris
                                        Chief Operating Officer


            We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute Alan C. Greenberg, James E. Cayne and William J. Montgoris, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-8 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                           TITLE                       DATE
     ---------                           -----                       ----

/s/ Alan C. Greenberg          Chairman of the Board and       October 30, 1998
--------------------------     Director
Alan C. Greenberg


/s/ James E. Cayne             President and Chief             October 30, 1998
--------------------------     Executive Officer (Principal
James E. Cayne                 Executive Officer); Director


/s/ Carl D. Glickman           Director                        October 30, 1998
--------------------------
Carl D. Glickman


/s/ Donald J. Harrington       Director                        October 30, 1998
--------------------------
Donald J. Harrington

/s/ William L. Mack            Director                        October 30, 1998
--------------------------
William L. Mack


/s/ Frank T. Nickell           Director                        October 30, 1998
--------------------------
Frank T. Nickell


/s/ Frederic V. Salerno        Director                        October 30, 1998
--------------------------
Frederic V. Salerno


/s/ Vincent Tese               Director                        October 30, 1998
--------------------------
Vincent Tese


/s/ Fred Wilpon                Director                        October 30, 1998
--------------------------
Fred Wilpon


/s/ Samuel L. Molinaro Jr.     Senior Vice President-          October 30, 1998
--------------------------     Finance and Chief
Samuel L. Molinaro Jr.         Financial Officer
                               (Principal Accounting
                               Officer and Principal
                               Financial Officer)

                                  Exhibit Index
                                  -------------

      Exhibit
      Number            Description
      ------            -----------

      4(a)(1)    --     Restated Certificate of Incorporation of the Registrant
                        (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-
                        57083).

      4(a)(2)    --     Certificate of Stock Designation relating to the
                        Registrant's Adjustable Rate Cumulative Preferred Stock,
                        Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No.
                        33-49979)).

      4(a)(3)    --     Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series E
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14,
                        1998).

      4(a)(4)    --     Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series F
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                        1998).

      4(a)(5)    --     Certificate of Stock Designation relating to the
                        Registrant's Cumulative Preferred Stock, Series G
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                        1998).

      4(b)       --     Amended and Restated By-laws of the Registrant (filed as
                        Exhibit (3)(b) to the Registrant's Quarterly Report on
                        Form 10-Q for the quarterly period ended December 31,
                        1997).

      23         --     Consent of Deloitte & Touche LLP.

      24         --     Power of attorney (included in the signature pages to
                        the Registration Statement).